Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com

Zhone Technologies Announces Establishment of 10b5-1 Trading Plan by Executive Chairman of the Board

Oakland, CA - June 15, 2015 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in the fiber access market, today announced that its Executive Chairman of the Board of Directors, Morteza Ejabat, has established a pre-arranged stock trading plan to sell a portion of company stock held by him over a specific period of time. The stock trading plan is part of a long-term strategy for asset diversification and liquidity and was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and Zhone's policies with respect to employee stock transactions.

Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Using these plans, insiders can diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce market impact and can avoid concerns about whether they had material, non-public information when they sold their stock.

Under its Rule 10b5-1 Plan, Mr. Ejabat may sell up to 904,622 shares over a period of approximately five months. If Mr. Ejabat completes all the planned sales under its Rule 10b5-1 Plan, Mr. Ejabat would beneficially own approximately 1,882,685 shares of Zhone common stock (including all options currently exercisable by Mr. Ejabat), or approximately 5.7% of the company’s current outstanding shares. The transactions under this plan will commence no earlier than July 2015 and will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Form 4 filings will also be accessible through Zhone's website.

About Zhone Technologies
Zhone Technologies, Inc. is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end Voice, Data, Entertainment, Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to the sale of shares under the 10b5-1 Plan, the ownership of Zhone shares of Mr. Ejabat upon completion of such sales, financial estimates, projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2014 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2015. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

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